Exhibit 99.1

TRIO-TECH INTERNATIONAL APPROVED FOR LISTING ON NASDAQ GLOBAL MARKET

Company expects to begin listing on Nasdaq under ticker symbol TRT on September 16, 2026

SINGAPORE and VAN NUYS, Calif., August 19, 2026 — Trio-Tech International (“Trio-Tech” or the “Company”) (NYSE MKT: TRT), a comprehensive provider of semiconductor back-end solutions and a global value-added supplier of electronic equipment, today announced that its common stock has been approved for listing on the Nasdaq Global Market. Trio-Tech expects its common stock to begin listing on Nasdaq under the ticker symbol “TRT” at the opening of trading on September 16, 2026. The Company’s common stock will continue to list on the NYSE MKT through the close of market on September 15, 2026.

“We are pleased to announce Trio-Tech’s planned listing on the Nasdaq Global Market, an important milestone that we believe better aligns our public market profile with our technology-focused business and growth strategy,” said S.W. Yong, Chief Executive Officer of Trio-Tech International. “We believe that listing on Nasdaq will help broaden awareness of Trio-Tech among institutional investors, enhance our stock’s visibility, and support greater market participation over time.”

“This is an exciting time for Trio-Tech. Our Semiconductor Back-End Solutions and Industrial Electronics segments are growing rapidly, driven by demand in high-growth end markets, including AI and automotive semiconductor applications. We are expanding our testing and manufacturing capabilities to meet customer demand while continuing to build on the Industrial Electronics segment’s momentum in commercial technology applications.”

About Trio-Tech International

Trio-Tech International (NYSE MKT: TRT) is a California-based company operating in the United States, Singapore, Malaysia, Thailand, and China. Founded in 1958, Trio-Tech is a leading provider of semiconductor testing services, manufacturing solutions, and value-added distribution services. The Company’s diversified business segments include Semiconductor Back-End Solutions and Industrial Electronics.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the "safe harbor" created by those sections for such statements. These forward looking statements include, without limitation, statements regarding the Company’s anticipated transfer of its common stock listing from the NYSE American (formerly the American Stock Exchange) to The Nasdaq Stock Market LLC, the expected timing and completion of such transfer, the anticipated benefits of listing on Nasdaq, including enhanced visibility, increased liquidity and broader access to institutional and retail investors, as well as the Company’s financial performance, growth prospects and business strategy.

All statements other than statements of historical fact are forward-looking statements. These forward-looking statements are often indicated by terms such as "aim," "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "likely," "look forward to," "may," "objective," "plan," "potential," "predict," "project," "should," "slate," "target," "will," "would" and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release.

Factors that could cause or contribute to such differences include, but are not limited to: (i) the Company’s ability to satisfy the applicable listing standards and requirements of The Nasdaq Stock Market; (ii) the receipt of required approvals or consents from Nasdaq and other regulatory or governmental bodies; (iii) the risk that the anticipated benefits of a Nasdaq listing may not be realized or may take longer to realize than expected; (iv) general economic , market, and business conditions; (v) volatility in the price or trading volume of the Company’s common stock; (vi) changes in the applicable laws, regulations, or exchange rules; and (vii) other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The Company cautions that the foregoing list of factors is not exhaustive. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as a result of new information, future events, or otherwise.

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